Exhibit 32.2

Sterling Mining Company and Subsidiary

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. § 1350

I, James N. Meek, Chief Financial Officer of Sterling Mining Company (“Sterling”), certify that:

1.	This annual report of Sterling on Form 10-K (“report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	This information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Sterling.

Date: March 31, 2008

/s/ James N. Meek
James N. Meek
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Sterling and will be retained by Sterling and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished in accordance with Securities and Exchange Commission Release No. 34-47551 and shall not be considered filed as part of the Form 10-K.